UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 28, 2023
Date of Report (date of earliest event reported)

NovoCure Limited
(Exact name of registrant as specified in its charter)

Jersey	001-37565		98-1057807
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

No. 4 The Forum, Grenville Street	St. Helier	Jersey	JE2 4UF
(Address of Principal Executive Offices)			(Zip Code)
+44 (0) 15 3475 6700
Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, no par value	NVCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02(d)     Election of New Director.

On March 28, 2023, the Board of Directors (the “Board”) of NovoCure Limited (the "Company") elected Kristin Stafford as a director of the Company, effective immediately, increasing the size of the Board to ten members. Ms. Stafford will receive compensation for her service on the Board as a non-employee member of the Board in the same manner as other non-employee members of the Board. For a description of the Company’s director compensation programs, see “Director Compensation” in the definitive proxy statement filed by the Company on April 25, 2022 in connection with its 2022 Annual Meeting of Shareholders..

A copy of the press release regarding the election of these directors is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Kristin Stafford, CPA

Ms. Stafford, 41, is currently Senior Vice President, Chief Accounting Officer for Royalty Pharma plc, a position she has held since December 2018. Prior to this position, she served as Vice President, Finance of Royalty Pharma and Chief Financial Officer of BioPharma Credit plc, an affiliate of Royal Pharma, from 2016 to 2018. Ms. Stafford is a Certified Public Accountant and holds a bachelor of science degree in business administration from Sonoma State University.

Ms. Stafford has been appointed to the Compensation Committee of the Board, effective upon her election to the Board.

Upon her election to the Board, and pursuant to the Company’s Non-Employee Director Plan, Ms. Stafford will be awarded an option under the Company's 2015 Omnibus Incentive Plan as of May 9, 2023 ("Grant Date") to purchase ordinary shares of the Company with an aggregate Grant Date fair value of $667,000 (subject to rounding of shares to the nearest whole number) using the Black-Scholes pricing model and the valuation assumptions used by the Company in accounting for options as of the Grant Date at an exercise price per share equal to the closing price of the Company’s ordinary shares on the Grant Date (the “Options”). The Options shall vest in equal amounts on the first, second and third anniversary of the Grant Date.

There is no arrangement or understanding between Ms. Stafford and any other persons pursuant to which Ms. Stafford was elected to serve on the Board.

Ms. Stafford does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release of NovoCure Limited, dated March 29, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovoCure Limited
(Registrant)

Date: March 29, 2023

By: /s/ Ashley Cordova
Name: Ashley Cordova
Title: Chief Financial Officer